                                                                      EXHIBIT 21


                SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.


NAME OF SUBSIDIARY                                 JURISDICTION OF ORGANIZATION
------------------                                 ----------------------------

Millennium Pharmaceuticals International Ltd.      Bermuda

Millennium Pharmaceuticals Research
and Development, Ltd.                              United Kingdom

Millennium Pharmaceuticals, Ltd.                   United Kingdom